REVISED EXHIBIT A

TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, dated as of June 22, 2012, is revised Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and Aston Asset Management, LP (formerly Aston Asset Management LLC), assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Exhibit A is revised for the addition of ASTON/ River Road Dividend All Cap Value Fund II Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Small Cap Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

BNY MELLON INVESTMENT SERVICING (US) INC.		ASTON FUNDS

By:	/s/ Jay F. Nusblatt	By:	/s/ Gerald F. Dillenburg
Name:	Jay F. Nusblatt	Name:	/s/ Gerald F. Dillenburg
Title:	Executive Vice President	Title:	Senior Vice President and Chief Operating Officer